UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 13, 2020

TCG BDC II, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	No. 814-01248	81- 5320146
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 Madison Avenue, 40th Floor New York, New York		10022
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 813-4900

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☒

Item 1.01    Entry into a Material Definitive Agreement
On May 13, 2020, TCG BDC II SPV2 LLC (“SPV2”) entered into a secured revolving loan facility (the “SPV2 Credit Facility”). The SPV2 Credit Facility provides for secured borrowings during the applicable revolving period up to a principal amount of $250,000,000, as may be decreased or increased in accordance with the terms and conditions of the SPV2 Credit Facility. The SPV2 Credit Facility has a revolving period through May 13, 2023, and a maturity date of May 13, 2028. Borrowings under the SPV2 Credit Facility bear interest initially at LIBOR (or, if applicable, a rate based on the prime rate or federal funds rate plus 0.50%) plus 2.95%. SPV2 is also required to pay an undrawn commitment fee of 0.25%. Payments under the SPV2 Credit Facility are made quarterly. The lenders have a security interest on substantially all of the assets of SPV2. As part of the SPV2 Credit Facility, SPV2 is subject to limitations as to how borrowed funds may be used and the types of loans that are eligible to be acquired by SPV2 including, but not limited to, restrictions on geographic concentrations and loan size. In addition, borrowed funds are intended to be used primarily to purchase eligible portfolio assets, and SPV2 is limited in its ability to purchase certain other assets (including, but not limited to, term loans, delayed draw term loans or revolving loans).
Item 2.03    Creation of Direct Financial Obligation
The information included under Item 1.01 above is incorporated by reference into this Item 2.03.
Item 3.02. Unregistered Sales of Equity Securities
On May 15, 2020, TCG BDC II, Inc. (the “Company”) delivered a capital drawdown notice to its investors relating to the issuance of 2,645,505 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), for an aggregate offering price of approximately $50 million. The shares are expected to be issued on or around May 28, 2020. Following this issuance of Common Stock, the total number of shares of Common Stock outstanding will be 47,542,232.
The issuance of Common Stock is being made pursuant to subscription agreements (“Subscription Agreement”) entered into by the Company and its investors. Under the terms of the Subscription Agreement, investors are required to fund drawdowns to purchase shares of Common Stock up to the amount of their respective capital commitments on an as-needed basis with a minimum of 8 business days’ prior notice to investors.
The issuance and sale of the Common Stock is exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof and Regulation D and Regulation S thereunder.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TCG BDC II, INC.
(Registrant)

By:	/s/ Thomas M. Hennigan
Name:	Thomas M. Hennigan
Title:	Chief Financial Officer

Date: May 18, 2020